Exhibit 23.4
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
June 16, 2008
Range Resources Corporation
100 Throckmorton Street
Suite 1200
Fort Worth, Texas 76102
Ladies and Gentlemen:
     We hereby consent to incorporation by reference of the name DeGolyer and MacNaughton, references to DeGolyer and MacNaughton and information contained in our “Appraisal Report as of December 31, 2007 of Certain Investments owned by Range Resources Corporation” in the Registration Statement on Form S-8 of Range Resources Corporation and in the related Prospectus (collectively, the “Registration Statement”) of the Range Resources Annual Report on Form 10-K for the year ended December 31, 2007; provided, however, that we are necessarily unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth have been combined with estimates of reserves and present worth prepared by other petroleum consultants.

Very truly yours,

DeGOLYER and MacNAUGHTON